TeleMatrix
----------
                                                                   CONFIDENTIAL

                              DISTRIBUTOR AGREEMENT
AGREEMENT made as of the 18th day of August, 1999 by and between and TeleMatrix,
                        -----
Inc. a corporation duly organized and existing under the laws of the State of Florida with its principal office at 5025 Galley Road, Colorado Springs, Colorado 80915 hereinafter called the "Supplier" or "TeleMatrix" and AlphaNet Hospitality Systems Inc. a corporation duly organized with its principal office at 275 North Franklin Turnpike, Suite 230, Ramsey, NJ 07446 hereinafter called, "AlphaNet".

                                   WITNESSETH:

Whereas, the Supplier is desirous of appointing ALPHANET a non-exclusive Distributor and ALPHANET is desirous of accepting such appointment.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, Supplier hereby appoints ALPHANET a non-exclusive distributor and ALPHANET accepts appointment for the sale of products or material (hereinafter "Material") furnished by Supplier under this agreement on EXHIBIT A.

1. TERMS OF THE AGREEMENT. This agreement shall be effective on the date hereof and shall extend for a period of six (6) months thereafter. This agreement shall automatically be renewed for one (1) year periods, on the same terms and conditions, subject to the right of either party to terminate the Agreement pursuant to paragraph eighteen (18).

2. CONDUCT OF BUSINESS. So that the relationship contemplated by this agreement shall be mutually advantageous and in recognition of the expertise and commitment necessary for the effective marketing and support of the product:, ALPHANET agrees to continually use its best efforts to encourage and develop the full sales potential for the products, to employ competent, well-trained sales personnel to meet the demands and needs for marketing and support of the products, and to encourage the purchase of the products by ALPHANET customers to the best of ALPHANET's ability.

3. TERRITORY. This appointment applies throughout the United States of America or in accordance with schedule(s) attached and made part hereof which may be amended by mutual agreement as required.

4. TITLE. Title to all Material covered by the Agreement shall pass to ALPHANET upon delivery at the destination designated by ALPHANET and shall be at the risk of Supplier until title thereto shall have passed as herein provided. Routing of shipments may be specified by ALPHANET when ALPHANET is liable for transportation charges. Transportation costs prepaid by Supplier and added to ALPHANET invoice will be at the lowest net cost after all negotiated discounts.


ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

5. PRICE. All purchases of Material made by ALPHANET shall be upon the current terms and prices established by Supplier from time to time. Furthermore, ALPHANET shall be given written notice thirty (30) days in advance of any price change and shall be supplied with price sheets promptly upon publication or revision. See attached EXHIBIT A. In the event of an increase in the price of said Material for which orders shall have been placed by ALPHANET, it may, as its option, cancel such orders in whole or in part within thirty (30) days after receipt of the announcement of such price increase or take delivery within sixty (60) days of all pending orders at the previous existing price.

6. TERMS OF PAYMENT. Shall be due Net 30. Invoices are to be paid in United States dollars.

         a) Failure to make payment within thirty (30 days due date may result in the loss of any freight allowances previously allowed on this purchase.

         b) Upon default by Buyer to make its required payment, the whole of the Buyer's indebtedness shall immediately become due and payable together with interest at the rate of 1 1/2% per month on all overdue payments.

         c) Upon default by Buyer to make its required payment, the costs of collection, including reasonable attorney's fee whether or not suit is instituted to enforce collection shall be due and payable immediately.

         d) Invoices not paid by due date will be subject to an interest charge of 1 1/2% per month. 18% Annual Percentage Rate.

7. ORDERING. ALPHANET shall order products from TeleMatrix by issuing a purchase order specifying the quantity of products, the desired delivery date, shipping method, and the location to which product should be shipped. TeleMatrix understands and agrees that ALPHANET purchases from TeleMatrix for the purpose of resale, and that resale delivery commitments will be given to ALPHANET customers. In any case where delivery from TeleMatrix to ALPHANET is delayed more than thirty
         (30) days for complete or partial orders from expected delivery date, ALPHANET shall have the right to cancel the order without charge.

8. FREIGHT. Freight charges will be calculated from shipper's dock with freight prepaid and billed. Freight will be billed at TeleMatrix's actual discounted rate, and when ALPHANET has a better freight rate, TeleMatrix will utilize the carrier designated by ALPHANET and specify to the shipper that the billing will be to ALPHANET. When mutually agreed upon, freight may be prepaid and allowed. Deviations from this policy (such as air shipments) must be specified on ALPHANET's purchase order or documented by an authorized ALPHANET employee or agent.


ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

9. CONSEQUENTIAL OR SPECIAL DAMAGES. Notwithstanding disclaimers of liability for consequential or special damages contained in Supplier's warranty to the contrary. Supplier hereby agrees to defend and hold ALPHANET harmless from all claims and suits for consequential or special damages arising from Material unless due to the negligence of ALPHANET employees, agents or servants, provided ALPHANET shall not settle claims for consequential or special damages brought by their customers or others, without Supplier's authorization.

10. SUPPLY. Supplier will make every reasonable effort to furnish a sufficient quantity of said Material to meet the resale requirements of ALPHANET, in exchange for ALPHANET stocking reasonable amount for their needs based on previous sales.

11. CREDIT DUE. In the event ALPHANET has a credit due from TeleMatrix, TeleMatrix must issue credit or provide written substantiation for denying the issuance of such credit within thirty (30) days after the request by ALPHANET. In the event TeleMatrix fails to issue the credit or provide substantiation for the refusal, ALPHANET shall hereby be granted the right to offset the value of credit against ALPHANET accounts payable to TeleMatrix.

12. PATENT AND TRADEMARKS. Supplier hereby warrants that all of the Material sold hereunder by it to ALPHANET, its successors or assigns, are and will be free and clear of infringement of any valid patent or trademark; and Supplier agrees to defend any and all actions and suits, alleging any such infringement, that may at any time be brought against ALPHANET, or its successors or assigns, or any of its or their customers, or others for whom it or they may act as agent, to pay all costs and expenses incurred and to satisfy all judgments and decrees against the defendant or defendants in such actions or suits, and to save ALPHANET its successors and assigns, and its and their customers and those for whom ALPHANET, or its successors or assigns, may act as agent, harmless from all loss, damage, expense and liability on account of any such infringement; provided, that the Supplier shall have prompt ntice of the commencement of such action and full opportunity to defend the same.

13. PRODUCT LIABILITY. Supplier will furnish ALPHANET with a Certificate of Insurance, evidencing Product Liability Coverage with protection extending to ALPHANET under a Vendors Endorsement. Such insurance shall cover all products sold by Supplier to ALPHANET and shall be maintained in companies and for such amounts as are sufficient. In the event
         ALPHANET receives a claim that the product or any part thereof has caused damage or injury to others, ALPHANET shall immediately notify TeleMatrix in writing of all such claims.

14. ENVIRONMENTAL LIABILITY. For purposes of this Agreement, "Hazardous Substances" shall be defined as any Material that; (a) is a hadardous substance, wase, material, or chemical; or (b) includes any extremely hazardous substance; toxic substance or chemical; radioactive material;

ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

         petroleum oil; asbestos-containing material; or any other contaminant or pollutant. If any of the Material to be sold hereunder is considered a Hazardous Substance, or might otherwise be subject to regulation under any environmental, health or safety laws or regulations, Supplier will notify ALPHANET in writing prior to the purchase of such Material and provide instructions on the proper use, handling and disposal of the Material. Within 20 days after receipt of notice that the Material to be purchased contains Hazardous Substances, ALPHANET may, at its option, cancel such orders.

15. Supplier agrees to indemnify, defend and hold harmless ALPHANET, its successors, assigns, agents or employees from and against any and all claims, liabilities, damages, costs, suits, actions, expenses (including, without limitation, attorney's fee), judgments, penalties, and losses arising out of or in any way related to any environmental contamination, injury or damage to natural resources or property, or injury to or death of persons, resulting from or related to the release, spilling, leaking, discharging, dumping, use, storage, treatment or disposal of the Material provided by Supplier, unless caused solely by the negligence or willful misconduct of ALPHANET its agents or employees.

16. WARRANTIES. TeleMatrix's warranties and return authorization procedures are set forth in EXHIBIT C which is attached hereto and incorporated by reference herein. However, the parties agree that the warranties, whether implied or limited, shall be for the benefit of ALPHANET and ALPHANET's customers. Any time limit upon warranties shall begin to run and be calculated from the date of invoice to customer. Notwithstanding any warranty limitations, ALPHANET agrees to accept return for credit any item that constitutes an "out of box failure", i.e., any failure or defect which becomes apparent to the customer of ALPHANET immediately or within ten (10) days of the opening of the container in which the defective item is contained.

17. USE OF TRADEMARKS. During the terms of this Agreement or any extension thereof, ALPHANET may use (only with TeleMatrix's written authorization) the trademark of TeleMatrix or any of TeleMatrix's trademarks, insignias, logos, or proprietary marks in connection with ALPHANET's sales, advertisements, and promotion of the product. ALPHANET acknowledges that these trademarks and logos are valuable assets of TeleMatrix and ALPHANET's use of such proprietary marks shall be in accordance with TeleMatrix's direction and policies. NORTH AMERICAN specifically disclaims any right in any of the proprietary marks and shall not use the proprietary marks as part of the business name of ALPHANET.

18. PROMOTIONAL EXPENSES. To assist ALPHANET in promoting sales of the product, TeleMatrix shall furnish ALPHANET at TeleMatrix's expense, catalogs, training documentation, printed technical information, data


ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

         sheets, and other advertising materials in reasonable quantities as requested by ALPHANET. TeleMatrix shall provide training / support to fully acquaint ALPHANET employees with the product. TeleMatrix shall also consider working in cooperation with ALPHANET to conduct trade shows, seminars, workshops to assist in the promotion of the product.

19. NON-ASSIGNABILITY. This agreement shall not be transferable or assignable by either party hereto without the written consent of the other party. Until such written consent is obtained, the party transferring or assigning this agreement shall not be relieved of the obligations hereunder.

20.      TERMINATION.  The distributorship hereby created may be terminated only
         (a) by an agreement in writing  duly signed by the parties  hereto;  or
         (b) by either party at will, with or without cause, upon not less than ninety (90) days notice in writing given by certified mail or overnight letter to the other party; or (c) by either party hereto upon one (1) day's notice in the event the other-party hereto attempts to assign this agreement or any rights thereunder without the other party's written consent or either party ceases to function as a going concern or to conduct its operations in the normal course of business, or a receiver is appointed or applied for by the party, or a petition under the Federal Bankruptcy Act is filed by or against either party, or either party makes an makes an assignment for the benefit of creditors.

21. REPURCHASE AFTER TERMINATION. Within thirty (30) days after the termination of the distributorship hereby created, (a) if said termination is instituted or caused by ALPHANET, Supplier may, at its option repurchase from ALPHANET any or all Material and all repair and replacement parts therefore which are new and unused of which ALPHANET is then the owner, at the net price paid by ALPHANET or at Supplier's then current net price to distributors generally, whichever is lower, to bear all return transportation costs; or (b) if termination is instituted or caused by Supplier, then Supplier shall be obligated to repurchase all of the material and all the repair and replacement parts from ALPHANET at the said price set forth above, the Supplier to bear all return transportation costs if requested within ninety (90) days.

22. DELIVERIES AFTER TERMINATION. After a date for termination of the distributorship hereby created shall have been established by notice or agreement, or within ninety (90) days prior to the expiration of said distributorship (unless another distributorship agreement in writing relating to said Material shall then be in effect), the Supplier shall be obligated to deliver and ALPHANET shall be obligated to accept only such of the Material as ALPHANET shall have ordered from the Supplier prior to such establishment of a date for termination or prior to thirty days before such date of expiration, as the case may be; provided, however, that in no event shall the Supplier be obligated to deliver, or ALPHANET be obligated to accept any of such Material after the date of such termination or expiration.

ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

23. SALES AFTER TERMINATION. The acceptance of any order from, or the sale of any Material to ALPHANET after the termination or expiration of the distributorship hereby created shall not be construed as a renewal or extension thereof nor as a waiver of termination, but in the absence of a new written agreement all such transactions shall be governed by provisions identical with the provisions of this agreement.

24. NO LIABILITY FOR TERMINATION. Neither party, shall be reason of the termination or non-renewal of distributorship of said Material, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other.

25. FAILURE TO ENFORCE. The failure of either party to enforce at any time or for any period of time provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to infer each and every such provision.

26. NO ORAL AGREEMENT. Any amendments to this agreement must be in writing and executed by both parties.

27. CONFIDENTIALITY. TeleMatrix and ALPHANET agree that during the term of this agreement each will disclose to the, other proprietary information regarding matters dealing with actions necessary to carry out the terms of the Agreement, except information which the party is precluded from disclosing under applicable law or regulation or by valid and binding agreements with third parties. The parties agree that each will keep the others proprietary information and all related matters confidential and prevent disclosure of said information by its agents, employees, or representatives.

28. RELATIONSHIP OF PARTIES. This Agreement in any way does not create the relationship of joint venture, partnership, or principal and agent between TeleMatrix and NORTH AMERICAN. Neither shall have the power or ability to pledge the credit of the other not to bind the other nor to contract in the name of or create a liability against the other in any way for any purpose.

29.      TERMINATION  OF  PRIOR  AGREEMENTS.   This  agreement   terminates  and
         supersedes all prior agreements between the parties, except those listed below which shall continue in full force and effect:

            EXCEPTIONS

                  ----------------------------------------------

                  ----------------------------------------------

                  ----------------------------------------------


ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

30. HEADINGS. Headings of this agreement are inserted solely for the purpose of convenience of reference and are in no manner to be construed as a part of the agreement.

31. ENTIRE AGREEMENT: WAIVERS. This Agreement sets forth the understanding between the parties hereto and supersedes all prior understanding in connection thereof. No waiver of any provision of this Agreement shall be deemed or constitute a waiver of any other provision herein nor shall a waiver be construed as a continuing waiver.

32. CORPORATE AUTHORITY. The persons executing this Agreement warrant that they have the right, power, legal capacity, and appropriate authority to enter into this Agreement on behalf of the entity for whom they sign.

33. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

34. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be served upon the other by express carrier and shall be considered delivered two (2) business after deposit with the express carrier, whether or not the addressee signs for such. Such notices may alternatively be made by facsimile transmission, or by express mail with confirmation by express carrier.

         If to TeleMatrix:

         Dale T. Pelletier
         President
         TeleMatrix, Inc.
         5025 Galley Road
         Colorado Springs, Colorado 80915
         Tel. 719/638-8821 / Fax. 719/638-8815

         If to AlphaNet:

         DJ Vallauti
         Vice President, Marketing & Business Development
         275 North Franklin Turnpike, Suite 230
         Ramsey, New Jersey 07446
         Tel. 201/327-4700 / Fax. 201/327-7896

IN WITNESS WHEREOF; the parties hereto have caused these presents to be executed by a duly authorized officer as of the day and year first above written,

For TeleMatrix, Inc.                       for AlphaNet


By:/s/Dale T. Pelletier                    By:/s/Mark Holzberg
   ----------------------                     --------------------
      Dale T. Pelletier                          Mark Holzberg
      President                                  President & CEO

ALPHANET Distributor Agreement

                                    Exhibit A

TeleMatrix
----------

AlphaNet Hospitality Systems, Inc.
Effective Date: July 15, 1999

--------------------------------------------------------------------------------------------------------
                                                                               AlphaNet        Sugg.
  P/N         Model      Model Description                                       Price      Retail Price
--------------------------------------------------------------------------------------------------------
 97149     9002MWD5    5 Memory, two-line 900MHz cordless telephone w/speaker
--------------------------------------------------------------------------------------------------------
 97359     9002MWD    10 Memory, two-line 900MHz cordless telephone w/speaker
--------------------------------------------------------------------------------------------------------
90004000              Amenities Package (see below)
--------------------------------------------------------------------------------------------------------
Accessories/Spare Parts
--------------------------------------------------------------------------------------------------------
90099001              One-color customized faceplates package
--------------------------------------------------------------------------------------------------------
90099002              Two-color customized faceplates package
--------------------------------------------------------------------------------------------------------
90099003              Three-color customized faceplates package
--------------------------------------------------------------------------------------------------------
90099900              Additional customized faceplates (if in stock)
--------------------------------------------------------------------------------------------------------
90099900              Factory Pre-programming for the Speed Dial Keys
--------------------------------------------------------------------------------------------------------
90042056              Plastic Overlay for 9002MWD5
--------------------------------------------------------------------------------------------------------
90042057              Plastic Overlay for 9002MWD
--------------------------------------------------------------------------------------------------------
90099005              Generic Paper Faceplate
--------------------------------------------------------------------------------------------------------

Amenities Package Includes:
1.    One-link Color Faceplates
2.    Factory Pre-Programming of the Speed Dial Keys
3.    Regular Ground transportation.
4. Minimum order of twenty-five (25) sets per model per destination.


Note: TeleMatrix's experience with amenities packages indicates that the Amenities Package is most effective when passed through or passed through with minimum mark-up to the hotel.





AlphaNet OEM Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

                              EXHIBIT C - (PART 1)

Warranty
--------

TeleMatrix offers a manufacturer's limited two-year warranty for its products (Warranty Statement below). All warranty work must be sent to the following:

Service Center
--------------

TeleMatrix, Inc.
Attn. Repair Department
5025 Galley Road
Colorado Springs, Colorado 80915
Tel. 800/462-9446   Facsimile. 719/638-8815

Return for Credit (RMA)
-----------------------

1. No return will be accepted without written or oral authorization by an employee of TeleMatrix and return number label.

2. Phones returned for credit without a TeleMatrix return authorization signed by an employee of TeleMatrix remain the Buyer's property even if delivered to our premises. They are not acceptable in lieu of payment of any outstanding invoices. All such items will be returned to the Buyer. If the Buyer refuses the return, the Buyer will be charged storage for the units at a rate of 1% of the value of the phones per week from the date of original receipt of the goods by TeleMatrix.

3. Phones received for credit in a damaged condition due to improper packing by the Buyer will be returned without an issuance of credit.

4. Phones damaged in shipment to the Buyer or from the Buyer will not be accepted for credit. Claims must be made against the carrier by the Buyer.

5. Phones returned without boxes or accessories will be subject to a refurbishing charge of not less than $6.00 per phone.

6. All phones returned to TeleMatrix which are designated as defective, but are found not to be defective, as determined by our test criteria, or which are out of warranty will remain the Buyer's property. Those phones will not be acceptable for credit against the Buyer's account even if returned with a TeleMatrix return authorization.

7. The waiver by the Seller of a breach of any condition of this agreement by the Buyer shall not operate or be construed as a waiver of any subsequent breach by the Buyer.


ALPHANET Distributor Agreement

TeleMatrix
----------
                                                                   CONFIDENTIAL

                              EXHIBIT C - (PART 2)
                          STATEMENT OF LIMITED WARRANTY

TeleMatrix, Inc. (TeleMatrix) warrants to its customers that products manufactured by TeleMatrix are free from defects in materials and workmanship. TeleMatrix's obligations under this warranty are limited to repairing or replacing at TeleMatrix's option, the part or parts of the product which are reported defective in material or workmanship within 2 years after the date of purchase.

TeleMatrix will, at its option, either repair the defective products or parts or deliver replacements for defective products or parts on an exchange basis to buyer. Products returned to TeleMatrix under this warranty will become the property of TeleMatrix.

All waranties are subject to the following conditions:
1. If the phones have been damaged, adjusted, abused, modified or tampered with, by other than TeleMatrix authorized personnel, the warranties above are voided.
2. Improper installation, maintenance, misuse or any cause other than ordinary application will void the warranties.
3.       This warranty is good only in the United States and Canada.
4. The cost and risk of loss or damage for sending the phone to TeleMatrix will be borne by you.
5. Warranties on phones repaired by TeleMatrix are good until the end of the original warranty.
6. Proof of date of purchase is required to be submitted with the phone when returned for warranty repair.

Some states do not allow limitations on how long an implied warranty lasts or exclusions or limitations of incidental or consequential damages, so the above limitations or exclusions may not apply to you.

The foregoing TeleMatrix limited warranty is in lieu of all other warranties, whether oral, written, expressed, implied, or statutory. There are no implied warranties of merchantability or fitness for a particular purpose. TeleMatrix warranty obligations hereunder are solely and exclusively as stated herein.

TeleMatrix's liability, whether based on contract, tort, warranty, strict liability or any other theory, shall not exceed the price of the individual unit whose defect or damage is the basis of the claim. In no event shall TeleMatrix be liable for any loss of profits, loss of use of facilities or equipment, or other indirect, incidental or consequential damages.

TeleMatrix will make every effort to satisfy its customers under the terms of this warranty should a dispute arise. The company does not employ any specific dispute settlement mechanism. This warranty gives you specific legal rights and you also may have other rights which vary from state to state.



ALPHANET Distributor Agreement
Page 10